UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.)

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Hines Global Income Trust, Inc.
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Hines Global Income Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held September 25, 2019

To the stockholders of Hines Global Income Trust, Inc.:

I am pleased to invite our stockholders to the annual meeting of stockholders of Hines Global Income Trust, Inc. The annual meeting will be held at the Uptown Room, located on the 2nd floor of Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056 at 9:00 a.m., local time, on September 25, 2019. At the meeting, you will be asked to:

•	elect five directors for one-year terms expiring in 2020 and until their successors are duly elected and qualify;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

•	conduct such other business as may properly come before the annual meeting or any postponement adjournment thereof.

Our board of directors has fixed the close of business on June 28, 2019 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only record holders of common stock at the close of business on the record date are entitled to notice of, and to vote, at the annual meeting.

For further information regarding the matters to be acted upon at the annual meeting, I urge you to carefully read the accompanying proxy statement. If you have questions about these proposals or would like additional copies of the proxy statement, please contact: Hines Global Income Trust, Inc., Attention: Hines Global Income Trust Investor Relations, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 (telephone: (888) 220-6121).

Whether you own few shares or many shares and whether you plan to attend in person or not, it is important that your shares be voted on matters that come before the meeting. If you do not attend the meeting and vote in person, you may vote your shares by using a toll-free telephone number or the Internet. Instructions for using these convenient services are provided on the enclosed proxy card and in the attached proxy statement. If you prefer, you may vote your shares by marking your votes on the proxy card, signing and dating it, and mailing it in the envelope provided. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors’ recommendations.

You are cordially invited to attend the annual meeting.

Your vote is important.

By Order of the Board of Directors,

Jeffrey C. Hines
Chairman
Houston, Texas
July 2, 2019

Proxy Statement

This proxy statement is dated July 2, 2019 and is first being delivered or made available to stockholders on July 10, 2019.

Hines Global Income Trust, Inc.
2800 Post Oak Boulevard, Suite 5000
Houston, Texas 77056-6118

PROXY STATEMENT

INTRODUCTION

The accompanying proxy card, delivered or made available to our stockholders together with this proxy statement, is solicited by and on behalf of the board of directors of Hines Global Income Trust, Inc. (which we refer to in this proxy statement as “Hines Global” or the “Company”) for use at the annual meeting of our stockholders and at any adjournment or postponement thereof. References in this proxy statement to “we,” “us,” “our” or like terms also refer to the Company. The mailing address of our principal executive offices is 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. We expect to deliver or make this proxy statement and the accompanying proxy card available to our stockholders on or about July 10, 2019. Our 2018 Annual Report to Stockholders was delivered or made available to our stockholders on or about April 30, 2019.

Important Notice Regarding Availability of Proxy Materials

This proxy statement, the form of proxy card, our 2018 Annual Report to Stockholders and our annual report on Form 10-K for the year ended December 31, 2018, are available in the SEC Filings section of our website at www.hinessecurities.com/hgit/sec-filings/.

Stockholders may also obtain a copy of these materials by writing to Hines Global Income Trust, Inc., Attention: Jason P. Maxwell, General Counsel and Secretary. Upon payment of a reasonable fee, stockholders may also obtain a copy of the exhibits to our Annual Report on Form 10-K for the year ended December 31, 2018.

INFORMATION ABOUT THE MEETING AND VOTING

What is the date of the annual meeting and where will it be held?

Our 2019 annual meeting of stockholders will be held on September 25, 2019, at 9:00 a.m., local time. The meeting will be held at the Uptown Room, located on the 2nd floor of Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056.

What will I be voting on at the meeting?

At the meeting, you will be asked to:

•	elect five directors for one-year terms expiring at the 2020 annual meeting of stockholders and until their successors are duly elected and qualify;

•	ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and

•	conduct such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Our board of directors does not know of any matters that may be acted upon at the meeting other than the matters set forth in the bullets listed above.

Who can vote at the meeting?

The record date for the determination of holders of our common stock entitled to notice of and to vote at the meeting, or any adjournment or postponement of the meeting, is the close of business on June 28, 2019. Each holder of our common stock issued and outstanding as of the record date is entitled to vote at the meeting. On the record date, 60.7 million shares of our common stock were issued and outstanding.

How many votes do I have?

Each share of our common stock has one vote on each matter considered at the meeting or any postponement or adjournment thereof. The enclosed proxy card shows the number of shares of common stock you are entitled to vote.

How can I vote?

You may vote in person at the meeting or by proxy. Stockholders have the following three options for submitting their votes by proxy:

•	via the Internet at http://www.proxyvote.com/HGIT;

•	by telephone, by calling toll free 1-800-690-6903; or

•	by mail, by completing, signing, dating and returning your proxy card in the enclosed envelope.

For those stockholders with Internet access, we encourage you to authorize a proxy to vote your shares via the Internet, a convenient means of voting that also provides cost savings to us. In addition, when you authorize a proxy to vote your shares via the Internet or by phone prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and, therefore, not be counted. For further instructions on voting and the control number required to authorize a proxy to vote your shares via the Internet or by phone, see your proxy card enclosed with this proxy statement.

If your shares of common stock are held in an account by a bank, broker, or other nominee on your behalf, you may receive instructions from your bank, broker, or other nominee describing how to vote your shares.  A number of banks and brokerage firms participate in a program that also permits stockholders to direct their vote by the Internet or telephone. This option is separate from that offered by Broadridge Financial Solutions, Inc, the firm we have retained to aid in the solicitation process, and should be reflected on the voting form from a bank or brokerage firm that accompanies this proxy statement. If your shares are held in an account at a bank or brokerage firm that participates in such a program, you may direct the voting of these shares by the Internet or telephone by following the instructions on the voting form enclosed with the proxy from the bank or brokerage firm. Directing the voting of your shares will not affect your right to vote in person if you decide to attend the annual meeting.

You also may vote your shares at the meeting. If you attend the annual meeting, you may submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the annual meeting. To obtain directions to be able to attend the meeting and vote in person, contact Hines Global Income Trust Investor Relations at (888) 220-6121.

How will proxies be voted?

Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the enclosed proxy card is signed and returned without any directions given, the shares will be voted “for” the election of the nominees for director named in the proxy, and “for” the ratification of the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Our board of directors does not intend to present, and has no information indicating that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders. However, if other matters requiring the vote of our stockholders come before the meeting, it is the intention of the persons named in the accompanying proxy card to vote the proxies held by them in accordance with their discretion on such matters.

How can I change my vote or revoke a proxy?

You have the unconditional right to revoke your proxy at any time prior to the voting thereof by submitting a later-dated proxy (either in the mail, or by telephone or the Internet), by attending the meeting and voting in person or by written notice to us addressed to: Hines Global Income Trust, Inc., Attention: Jason P. Maxwell, General Counsel and Secretary, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. No written revocation shall be effective, however, unless and until it is received by us at or prior to the meeting.

What are the board’s recommendations?

Our board of directors recommends that you vote “for” Proposals 1, 2 and 3.

What vote is required to approve each proposal?

Election of Directors. There is no cumulative voting in the election of our directors. Each director is elected by the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the meeting. Any shares not voted (whether by abstention, withholding authority or broker non-vote) will have the effect of votes against the election of nominees to our board of directors.

Ratification of Appointment of Independent Auditors. This proposal requires the affirmative vote of a majority of the votes cast at the meeting. Any shares not voted (whether by abstention, broker non-vote, or otherwise) have no impact on the vote.

What constitutes a “quorum”?

The presence at the meeting, in person or represented by proxy, of the holders entitled to cast at least 50 percent of all of the votes entitled to be cast at the meeting constitutes a quorum. Abstentions and broker non-votes will be counted as present for the purpose of establishing a quorum; however, abstentions and broker non-votes will not be counted as votes cast.

Will you incur expenses in soliciting proxies?

We will bear all costs associated with soliciting proxies for the meeting. Solicitations may be made on behalf of our board of directors by mail, personal interview, telephone or other electronic means by our officers and other employees of Hines Global REIT II Advisors LP (our “Advisor”), who will receive no additional compensation. We have retained Broadridge Financial Solutions, Inc to aid in the solicitation of proxies. We will pay Broadridge Financial Solutions, Inc a fee of approximately $5,000 in addition to variable costs related to the solicitation of proxies as well as reimbursement of its out-of-pocket expenses. We will request that banks, brokers, custodians, nominees, fiduciaries and other record holders forward copies of the proxy materials to people on whose behalf they hold shares of common stock and request authority for the exercise of proxies by the record holders on behalf of those people, if necessary. In compliance with the regulations of the

Securities and Exchange Commission (the “SEC”), we will reimburse such persons for reasonable expenses incurred by them in forwarding proxy materials to the beneficial owners of our common stock.

What does it mean if I receive more than one proxy card?

Some of your shares may be registered differently or held in different accounts. You should authorize a proxy to vote the shares held in each of your accounts by telephone, the Internet or mail. If you mail proxy cards, please sign, date and return each proxy card to guarantee that all of your shares are voted. If you hold your shares in registered form and wish to combine your stockholder accounts in the future, you should contact Hines Global Income Trust Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at (888) 220-6121. Combining accounts reduces excess printing and mailing costs, resulting in cost savings to us that benefit you as a stockholder.

What if I receive only one set of proxy materials although there are multiple stockholders at my address?

The SEC has adopted a rule concerning the delivery of documents filed by us with the SEC, including proxy statements and annual reports to stockholders. The rule allows us to, with the consent of affected stockholders, send a single set of any annual report, proxy statement, proxy statement combined with a prospectus or information statement to any household at which two or more stockholders reside if they share the same last name or we reasonably believe they are members of the same family. This procedure is referred to as “Householding.” This rule benefits both you and us. It reduces the volume of duplicate information received at your household and helps us reduce expenses. Each stockholder subject to Householding will continue to receive a separate proxy card or voting instruction card.

We will promptly deliver, upon written or oral request, a separate copy of our annual report or proxy statement, as applicable, to a stockholder at a shared address to which a single copy was previously delivered. If you received a single set of disclosure documents for this year, but you would prefer to receive your own copy, you may direct requests for separate copies to Hines Global Income Trust Investor Relations at 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118 or call us at (888) 220-6121. Likewise, if your household currently receives multiple copies of disclosure documents and you would like to receive one set, please contact Hines Global Income Trust Investor Relations.

How do I submit a stockholder proposal for next year’s annual meeting or proxy materials, and what is the deadline for submitting a proposal?

Pursuant to our bylaws, in order for a stockholder proposal to be properly submitted for presentation at our 2020 annual meeting, we must receive written notice of the proposal at our executive offices during the period beginning on February 11, 2020 and ending at 5:00 p.m., Central Time, on March 12, 2020. In accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if you wish to present a proposal for inclusion in the proxy material for next year’s annual meeting, we must receive written notice of your proposal at our executive offices no later than March 12, 2020. All proposals must contain the information specified in, and otherwise comply with, our bylaws. Proposals should be sent via registered, certified or express mail to: Hines Global Income Trust, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Jason P. Maxwell, General Counsel and Secretary. For additional information, see the section in this proxy statement captioned “Stockholder Proposals for the 2020 Annual Meeting.”

PROPOSAL ONE:
ELECTION OF DIRECTORS

General

Our board of directors ultimately is responsible for the management and control of our business and operations. We have no employees and have retained our Advisor to manage our day-to-day operations, including the acquisition of our properties. The Advisor is an affiliate of our sponsor, Hines Interests Limited Partnership (“Hines”). Our board of directors, especially our independent directors, is responsible for monitoring and supervising our Advisor’s conduct of our day-to-day operations.

Our charter (the “Charter”) and bylaws provide for a board of directors with no fewer than three and no more than ten directors, a majority of whom must be independent. An “independent director” is defined under our Charter and means a person who is not, and within the last two years has not been, directly or indirectly associated with Hines or our Advisor by virtue of:

•	ownership of an interest in Hines, our Advisor or their affiliates, other than the Company or any affiliate with securities registered under the Exchange Act;

•
employment by (or service as an officer, trust manager or director of) Hines, our Advisor or their affiliates, other than service as a director for us or any affiliate with securities registered under the Exchange Act;

•	performance of services, other than as a director, for us or any affiliate with securities registered under the Exchange Act;

•	service as a director, trust manager or trustee of more than three real estate investment trusts advised by our Advisor or organized by Hines; or

•	maintenance of a material business or professional relationship with Hines, our Advisor or any of their affiliates.

An independent director cannot be associated with us, Hines or our Advisor, either directly or indirectly, as set forth above. An indirect relationship includes circumstances in which a director’s spouse, parents, children, siblings, mothers- or fathers-in-law, sons- or daughters-in-law or brothers- or sisters-in-law, is or has been associated with us, Hines, our Advisor, or their affiliates.

A business or professional relationship is considered material if the gross revenue derived by the director from our Advisor or Hines and their affiliates exceeds five percent of either the director’s annual gross revenue during either of the last two years or the director’s net worth on a fair market value basis.

In addition, our independent directors must meet the independence requirements specified below under “Corporate Governance.”

We currently have five directors, three of whom are independent. Generally, directors are elected annually by our stockholders, and there is no limit on the number of times a director may be elected to office. Each director serves until the next annual meeting of stockholders and (if longer) until his or her successor has been duly elected and qualifies.

During 2018, our board of directors held 34 meetings, including board committee meetings. No director attended fewer than 75% of the aggregate of all meetings held during 2018 by our board of directors and by board committees. We anticipate that all of our directors will attend our 2019 annual meeting of stockholders.

Nominees for our Board of Directors

The proxy holders named on the proxy card intend to vote for the election of the five nominees listed below. Our board of directors has selected these nominees on the recommendation of the board’s Nominating and Corporate Governance Committee. If you do not wish your shares to be voted for particular nominees, please identify the exceptions in the designated space provided on the proxy card or, if you are voting by telephone or the Internet, follow the instructions provided when you vote. Directors will be elected by the affirmative vote of holders of a majority of the shares of our common stock represented in person or by proxy at the meeting. Any shares not voted by abstention, withholding authority, or broker non-vote will have the effect of votes against the election of nominees to our board of directors.

If, by the time of the meeting, one or more of the nominees should become unable to serve for any reason, shares represented by proxies will be voted for the remaining nominees and for any substitute nominee or nominees designated by the Nominating and Corporate Governance Committee. No proxy will be voted for a greater number of persons than the number of nominees described in this proxy statement.

On May 23, 2019, Charles M. Baughn advised our board of directors that, in connection with his upcoming retirement from Hines, he will fulfill his directorship through its current term; however, he will not stand for re-election at the annual meeting of stockholders to be held on or about September 25, 2019. Accordingly, our board of directors has nominated David L. Steinbach (our current Chief Investment Officer (“CIO”)) to stand for election as a director in place of Mr. Baughn at the 2019 upcoming annual meeting.

Our board of directors unanimously recommends a vote “FOR” each of the nominees listed below.

The following individuals are the five nominees for our board of directors:

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
Jeffrey C. Hines	64	2013
Mr. Hines is the co-owner, President and Chief Executive Officer (“CEO”) of Hines and has served as Chairman of our board of directors and Chairman of the managers of the general partner of our Advisor since July 2013. Mr. Hines will transition into the CEO role of the Company and of the general partner of the Advisor with the effective date of such transitions being announced later this year. Mr. Hines has also served as the Chairman of the board of directors of Hines Global REIT, Inc. (“Hines Global REIT”) and Chairman of the managers of the general partner of Hines Global Advisors, LP (“HGALP”) since December 2008. Additionally, Mr. Hines served as the Chairman of the board of directors of Hines Real Estate Investment Trust, Inc. (“Hines REIT”) and the Chairman of the managers of the general partner of Hines Advisors Limited Partnership (“HALP”), the advisor to Hines REIT, from August 2003 through the liquidation and dissolution of Hines REIT in August 2018. He also served as a member of the management board of the Hines U.S. Core Office Fund LP (the “Core Fund”), from August 2003 through the liquidation and dissolution of the Core Fund in December 2018. As the President and CEO of Hines, he is responsible for overseeing all firm policies and procedures as well as day-to-day operations and is a member of Hines’ Executive and Investment Committees. He became President of the general partner of Hines in 1990 and CEO of the general partner of Hines in January 2008 and has overseen a major expansion of the firm’s personnel, financial resources, domestic and foreign market penetration, products and services. He has been a major participant in the development of Hines’ domestic and international acquisition program and currently oversees a portfolio of $120.6 billion in assets under management. Mr. Hines graduated from Williams College with a B.A. in Economics and holds a M.B.A. from Harvard Business School.

We believe that Mr. Hines’ career, spanning more than 35 years in the commercial real estate industry, and the depth of his knowledge of Hines and its affiliates qualify him to serve as Chairman of our board of directors.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
David L. Steinbach	42	N/A
Mr. Steinbach joined Hines in 1999 and is a Senior Managing Director - Investment Management, Co-Head of Investment Management and the Global CIO for Hines. Additionally, he has served as the CIO for us, the general partner of our Advisor, Hines Global REIT, and the general partner of HGALP since July 2014.  In these roles, he is responsible for management of the real estate acquisition program in the U.S. and internationally.  He is a member of Hines’ Executive and Investment Committees. He previously served as a Managing Director - Investment Management from February 2011 to February 2017 and was responsible for the acquisition of over $4 billion in assets for various Hines affiliates in the U.S. and internationally.  Prior to this role, he served in various roles in which he was responsible for acquisitions, asset management and property dispositions on behalf of the Company, Hines Global REIT, Hines REIT, and the Core Fund both in the U.S. and internationally.  He graduated from Texas A&M University with a B.B.A. and a M.B.A. in Business Administration.

We believe that Mr. Steinbach’s significant experience as an executive at Hines Global and at Hines qualifies him to serve as one of the Company’s directors. Mr. Steinbach’s extensive knowledge of the U.S. and international real estate markets, as well as his considerable institutional knowledge, allow him to provide valuable insight as a potential future director.

Humberto “Burt” Cabañas	71	2014
Mr. Cabañas has served as one of our independent directors since July 2014. Mr. Cabañas is the Founder and Chairman of Benchmark Hospitality International, where he oversees Benchmark’s diverse portfolio, a position he has held since 1987. He also served as CEO at Benchmark from 1987 to 2013. Prior to his current position, he served as a Senior Vice President and in various other positions at The Woodlands Corporation, where he oversaw all hospitality operations. He presently serves as director on the Foundation Board of Florida International University and previously served as Chairman of the Industry Advisory Board for the Chaplin School of Hospitality & Tourism Management at Florida International University. Mr. Cabañas is also a founding board member and was the president of the International Association of Conference Centers (IACC). He is a graduate of Florida International University with a Bachelor’s degree in Hotel and Restaurant Management.
We believe Mr. Cabañas’ significant and deep experience in the hotel and hospitality industry and the real estate aspects of that industry makes him well-qualified to serve as one of our directors.

Dougal A. Cameron	61	2014
Mr. Cameron has served as one of our independent directors since July 2014. Mr. Cameron is President and Owner of Cameron Management, a position he has held since his founding of the firm in 1995. Cameron Management is a firm that owns, finances, leases, and manages all of its office buildings in an integrated fashion. From 1991-1994, Mr. Cameron was an owner and investment manager of VNSM Inc., an investment management firm with over $1 billion in assets under management. Prior to this time, he was an accountant with Arthur Young & Company (now Ernst & Young), and he worked as an asset and project manager for Hines from 1985 to 1991. Additionally, he was on the board of Mosher Inc., a private, closed-end mutual fund from 1992 to 1997. Mr. Cameron holds a bachelor’s degree in Accounting from Texas Tech University and an M.B.A. from Harvard Business School. He previously taught economics at Harvard University and currently teaches at the Acton School of Business in Austin.
We believe that Mr. Cameron is well-qualified to serve as one of our directors due to his background in running a real estate firm since 1995 and his extensive experience in owning, leasing and managing office buildings as the company intends to make investments in office buildings along with other real estate product types.

Name	Age	Year First Elected	Business Experience and Principal Occupation; Directorships in Public Corporations and Investment Companies
John O. Niemann, Jr.	62	2014
Mr. Niemann has served as one of our independent directors since July 2014, and as our lead independent director since May 2019. In addition, since May 2012, he has served as an independent director of HMS Income Fund, LLC (“HMS Income Fund”), which is a public specialty finance company co-sponsored by Hines and organized as a business development company and currently serves as the Chairman of the Audit Committee. Mr. Niemann has also served as a director and a member of the Audit and Compensation Committees of Adams Resources & Energy, Inc. (NYSE: AE) since May 2019. He previously served as a director and Chairman of the Audit Committee of Gateway Energy Corporation from June 2010 until December 2013 (when the company went private). Since June 2013, he has served as a Managing Director of Andersen Tax LLC (formerly known as WTAS LLC). He is also the president and chief operating officer (“COO”) of Arthur Andersen LLP, and has been since 2003. He previously served on the administrative board of Arthur Andersen LLP and on the board of partners of Andersen Worldwide. He began his career at Arthur Andersen LLP in 1978 and has served in increasing responsibilities in senior management positions, since 1992. Mr. Niemann has served on the board of directors of many Houston area non-profit organizations, including Strake Jesuit College Preparatory School (past chair of the board), The Regis School of the Sacred Heart (past chair of the board), The Houston Symphony, The University of St. Thomas, The Alley Theatre and Taping for the Blind, Inc. He graduated with a Bachelor of Arts in managerial studies (magna cum laude) and a Masters in Accounting from Rice University, received a Juris Doctor (summa cum laude) from the South Texas College of Law, and a Masters of Law in taxation (summa cum laude) from the University of San Francisco School of Law.
We believe Mr. Niemann’s significant experience in the public accounting industry, including over 40 years in various capacities at Arthur Andersen LLP makes him well qualified to serve as one of our directors and as the audit committee financial expert. Drawing on this experience, Mr. Niemann is able to provide valuable insights regarding our investment strategies, internal controls, and financial reporting. In addition, through his experience serving on the board of directors of other public companies, Mr. Niemann has previous experience in the requirements of serving on a public company board.

CORPORATE GOVERNANCE

The five standing committees of our board of directors are: the Audit Committee, the Conflicts Committee, the Nominating and Corporate Governance Committee, the Compensation Committee and the Valuation Committee. You may obtain copies of the charters for the Audit Committee, the Conflicts Committee, the Nominating and Corporate Governance Committee, and the Compensation Committee from our website at www.hinessecurities.com/hgit/corporate-governance/. Each committee has three members and is composed entirely of our three independent directors. Currently, Mr. Cabañas serves as chairman of the Conflicts Committee and Valuation Committee, Mr. Niemann serves as chairman of the Audit Committee, Mr. Cameron serves as chairman of the Compensation Committee, as well as the Nominating and Corporate Governance Committee. Mr. Niemann also serves as the Lead Independent Director.

Our board of directors has determined that each of our independent directors is independent within the meaning of the applicable (i) provisions set forth in our Charter, and (ii) requirements set forth in the Exchange Act and the applicable SEC rules, and (iii) although our shares are not listed on the New York Stock Exchange (the “NYSE”), under the independence rules set forth in the NYSE Listed Company Manual. Our board of directors follows the NYSE rules governing independence as part of its policy of maintaining strong corporate governance practices. To be considered independent under the NYSE rules, our board of directors must determine that a director does not have a material relationship with us and/or our consolidated subsidiaries (either directly or as a partner, stockholder or officer of an organization that has a relationship with any of those entities, including Hines and its affiliates). Under the NYSE rules, a director will not be independent if:

•	the director was employed by us within the last three years;

•	an immediate family member of the director was employed by us as an executive officer within the last three years;

•
the director, or an immediate family member of the director, received more than $120,000 during any 12-month period within the last three years in direct compensation from us, other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

•
the director is a current partner or employee of a firm that is our internal or external auditor, the director has an immediate family member who is a current partner of such a firm, the director has an immediate family member who is a current employee of such a firm and personally works on our audit, or the director or an immediate family member was within the last three years a partner or employee of such a firm and personally worked on our audit within that time;

•
the director or an immediate family member is, or has been within the last three years, employed as an executive officer of another company where any of our present executive officers at the same time serves or served on that company’s compensation committee; or

•
the director was an executive officer or an employee (or an immediate family member of the director was an executive officer) of a company that makes payments to, or receives payments from, us for property or services in an amount which, in any of the last three fiscal years, exceeded the greater of $1,000,000 or 2% of such other company’s consolidated gross revenues.

Interested parties may communicate matters they wish to raise with the directors by writing to Hines Global Income Trust, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Jason P. Maxwell, General Counsel and Secretary. Mr. Maxwell will deliver all appropriate communications to the Nominating and Corporate Governance Committee of our board of directors, which will, in its discretion, deliver such communications (together with any recommendations) to our board of directors no later than the next regularly scheduled meeting of the board of directors.

Audit Committee

The Audit Committee, in performing its duties:

•	oversees the integrity of our financial statements and other financial information to be provided to our stockholders;

•	directly appoints, retains, compensates, evaluates and terminates the independent auditors;

•	reviews with the independent auditors the plans and results of the audit engagement;

•	approves professional services provided by our principal independent registered public accounting firm;

•	reviews the independence, performance and qualifications of our principal independent registered public accounting firm;

•	considers and approves the range of audit and non-audit fees;

•	reviews the adequacy of our systems of disclosure controls and internal controls over financial reporting; and

•	oversees our compliance with legal and regulatory requirements.

Our board of directors has determined that each member of our Audit Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the NYSE rules. In addition, our board of directors has determined that John O. Niemann, Jr. is an “audit committee financial expert” within the meaning of the applicable rules promulgated by the SEC. Unless otherwise determined by our board of directors, no member of the committee may serve as a member of the Audit Committee of more than two other public companies. During 2018, the Audit Committee held five meetings.

The Audit Committee’s report on our financial statements for the fiscal year ended December 31, 2018 is presented below under the heading “Audit Committee Report.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee, in performing its duties:

•	assists our board of directors in identifying individuals qualified to become members of our board of directors;

•	recommends candidates to our board of directors to fill vacancies on the board and to stand for election by the stockholders at the annual meeting;

•	recommends committee assignments for directors to the full board;

•	periodically assesses the performance of our board of directors;

•	reviews and recommends appropriate corporate governance policies and procedures to our board of directors; and

•
reviews and reassesses the adequacy of and compliance with our Code of Business Conduct and Ethics for Senior Officers and Directors and recommends any proposed modifications to our board of directors for approval.

Our board of directors has determined that each member of our Nominating and Corporate Governance Committee is independent within the meaning of the applicable requirements set forth in or promulgated under the Exchange Act, as well as in the NYSE rules.

Among the criteria the committee uses in evaluating the suitability of individual nominees for our board (whether such nominations are made by management, a stockholder or otherwise), the committee considers each nominee’s:

•	personal and professional integrity, experience and skills;

•	ability and willingness to devote the time and effort necessary to be an effective board member; and

•	commitment to acting in our best interests and the best interests of our stockholders.

The committee also gives consideration to the diversity of our board of directors in terms of having an appropriate mix of experience, education and skills, to the requirements contained in our Charter and to each nominee’s ability to exercise independence of thought, objective perspective and mature judgment and to understand our business operations and objectives. Moreover, as required by our Charter, a director other than an independent director must have at least three years of relevant experience demonstrating the knowledge and experience required to successfully acquire and manage the type of assets we acquire, and at least one of our independent directors must have at least three years of relevant real estate experience.

If our board of directors determines to seek additional directors for nomination, the Nominating and Corporate Governance Committee considers whether it is advisable to retain a third-party search firm to identify candidates. During 2018, the committee paid no fees to third parties to assist in identifying or evaluating potential nominees. The Nominating and Corporate Governance Committee also considers nominees timely submitted by stockholders under and in accordance with the provisions of our bylaws (see “Stockholder Proposals for the 2020 Annual Meeting” below). A stockholder’s notice must set forth specified information as to each person whom the stockholder proposes to nominate for election to the board, including all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, by Regulation 14A under the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serve as a director if elected). The Nominating and Corporate Governance Committee will consider all such nominees and will take into account all factors the committee determines are relevant, including the factors summarized above. During 2018, the Nominating and Corporate Governance Committee held two meetings.

Conflicts Committee

The Conflicts Committee reviews and approves specific matters that our board of directors believes may involve conflicts of interest to determine whether the resolution of the conflict of interest is fair and reasonable to us and our stockholders. The Conflicts Committee is responsible for reviewing and approving the terms of all transactions between us and Hines or its affiliates or any member of our board of directors, including (when applicable) the economic, structural and other terms of all acquisitions and dispositions and the annual renewal of the advisory agreement (the “Advisory Agreement”) between us, Hines Global REIT II Properties LP (the “Operating Partnership”) and our Advisor. The Conflicts Committee is also responsible for reviewing and approving each purchase or lease by us of property from an affiliate or purchase or lease by an affiliate from us. The Conflicts Committee is responsible for reviewing our Advisor’s performance and the fees and expenses paid by us to our Advisor and any of its affiliates. The review of such fees and expenses is required to be performed with sufficient frequency, but at least annually, to determine that the expenses incurred are in the best interest of our stockholders. The Conflicts Committee is also responsible for reviewing Hines’ performance as property manager of our directly owned properties.

During 2018, the Conflicts Committee held eight meetings. The Conflicts Committee has reviewed our policies and has determined that they are being followed by us and are in the best interests of our stockholders. Please read “Certain Relationships and Related Transactions - Policies and Procedures for Review of Related Party Transactions.” The Conflicts Committee reviewed each of the material transactions between Hines and its affiliates and the Company, which occurred during 2018. These transactions are described in “Certain Relationships and Related Transactions” below. The Conflicts Committee has determined that all our transactions and relationships with Hines and its affiliates during 2018 were fair and were approved in accordance with the policies referenced in “Certain Relationship and Related Transactions” below.

Compensation Committee

The Compensation Committee’s primary purpose is to oversee our compensation programs. The committee reviews and approves or recommends to our board of directors the compensation and benefits for our independent directors. We do not pay our non-independent directors for their service as directors. In the event we hire employees, our Compensation Committee will review and approve the compensation for our executive officers, as well as any employment, severance and termination agreements or arrangements made with any executive officer. We have not retained any independent compensation consultants.

The Compensation Committee may form and delegate authority to subcommittees consisting of one or more members when appropriate, provided that the decision of such subcommittee shall be presented to the full Compensation Committee at its next meeting. During 2018, the Compensation Committee held two meetings.

Valuation Committee

The Valuation Committee is responsible for the oversight of the process for the periodic valuation of our common stock, subject to the final approval of our board of directors. The Valuation Committee oversees the engagement of one or more independent valuation firms for purposes of performing an independent valuation consistent with the valuation policy adopted by our board of directors. The Valuation Committee reviews the report and other information provided by the independent valuation firm or firms and makes a recommendation to our board of directors as to the estimated net asset value, or NAV, of our common stock. During 2018, the Valuation Committee held five meetings.

Code of Business Conduct and Ethics

Our board of directors has adopted a Code of Business Conduct and Ethics, which is applicable to our directors and officers, including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions, whether acting in their capacities as our officers or in their capacities as officers of our Advisor or its general partner. The Code of Business Conduct and Ethics covers topics including conflicts of interest, confidentiality of information, full and fair disclosure, reporting of violations and compliance with laws and regulations. Our Code of Business Conduct and Ethics is available, free of charge, on the Corporate Governance section of our website, www.hinessecurities.com/hgit/corporate-governance/. You may also obtain a copy of this code by writing to: Hines Global Income Trust Investor Relations, 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118. Waivers from our Code of Business Conduct and Ethics are discouraged, but any waivers from the Code of Business Conduct and Ethics that relate to any executive officer or director must be approved by our Nominating and Corporate Governance Committee and will be posted on our website at www.hinessecurities.com/hgit/corporate-governance/ within four business days of any such waiver.

Compensation Committee Interlocks and Insider Participation

During 2018, our Compensation Committee consisted of Messrs. Cabañas, Cameron and Niemann, our three independent directors. None of our executive officers served as a director or member of the compensation committee of an entity whose executive officers included a member of our board of directors or Compensation Committee.

Board Leadership Structure and Role in Risk Oversight

Historically, we have separated the roles of CEO and Chairman of our board of directors and our board of directors believes this has been an appropriate structure to perform its oversight function effectively. Sherri W. Schugart, as our CEO, has been responsible for overall management of our business strategy and day-to-day operations, while Mr. Hines, as our Chairman, presides over meetings of our board of directors and provides guidance to Ms. Schugart regarding policies and procedures approved by our board of directors. As described under the heading “Executive Officers,” Ms. Schugart will transition her role and responsibilities as CEO to Mr. Hines on a date to be determined by our board of directors. At that time, Mr. Hines will serve as both our CEO and Chairman of our board of directors. Our board of directors has reviewed the leadership structure that will be in place following this transition, and has determined that the use of the lead independent director, as described below, along with the combined Chairman and CEO positions, will be an appropriate and effective leadership structure for the Company. Mr. Hines has been the Chairman of our board of directors since inception and has more than 35 years in the commercial real estate industry and a deep knowledge of Hines and its affiliates. As the individual primarily responsible for overall management of our business strategy and day-to-day operations, he will be positioned to effectively chair regular board of directors meetings at which the directors will discuss key business and strategic issues. Coupled with the lead independent director, we believe this leadership structure will allow our board of directors to continue to exercise independent oversight and function effectively.

Lead Independent Director

Our board of directors believes that it has adopted a governance structure that ensures a strong, independent board. The position of lead independent director has been established to further strengthen the role of independent directors in board leadership. Our independent directors have appointed Mr. Niemann to serve as our lead independent director. Our lead independent director will, among other things:

•	preside at all meetings of our board of directors at which the Chairman is not present;

•	schedule meetings of the independent directors from time to time, as he deems necessary or appropriate;

•	preside at executive sessions of the independent directors;

•	serve as a liaison between the Chairman and the independent directors;

•	bring to the attention of the Chairman any additional issues for the board's attention and consideration after reviewing the agenda and schedule provided to the board of directors;

•	assure there is sufficient time for discussion of all agenda items at each board meeting; and

•
review the information and materials sent to our board of directors, and provide input as to the quality, quantity and timeliness of the information submitted by our management that is necessary or appropriate for the independent directors to effectively and responsibly perform their duties.

As described above, our board of directors has determined that three of the five members of our board of directors are “independent” within the standards of the NYSE, and each of our committees is comprised entirely of our independent directors. Each committee is given significant responsibility to oversee our governance policies and procedures and remains actively involved in the oversight of risk management and assessment. Our board of directors receives periodic presentations from our executive officers regarding our compliance with our corporate governance practices. While our board of directors maintains oversight responsibility, management is responsible for our day-to-day risk management processes. Our board of directors believes this division of responsibility is the most effective approach for addressing the risks we face.

DIRECTOR COMPENSATION

Our Compensation Committee designs our director compensation with the goals of attracting and retaining highly qualified individuals to serve as independent directors and to fairly compensate them for their time and efforts. Because of our unique attributes as an externally-managed REIT, service as an independent director on our board requires a substantial time commitment. The Compensation Committee balances these considerations with the principles that our independent director compensation program should be transparent and, in part, should align directors’ interests with those of our stockholders.

The following table sets forth information regarding compensation of our directors during 2018.

2018 Director Compensation

Name	Fees Earned or Paid in Cash	Aggregate Stock Awards(1)(2)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total Compensation
Humberto “Burt” Cabañas	$88,500	$5,000	$—	$—	$—	$—	$93,500
Dougal A. Cameron	$86,000	$5,000	$—	$—	$—	$—	$91,000
John O. Niemann, Jr.	$86,000	$5,000	$—	$—	$—	$—	$91,000
Jeffery C. Hines and Charles M. Baughn (3)	$—	$—	$—	$—	$—	$—	$—

(1)
Each of Messrs. Cabañas, Cameron and Niemann received 504.541 restricted common shares upon his re-election to our board of directors following our 2018 annual meeting. The shares were issued without registration under the Securities Act of 1933, as amended (the “Securities Act”), in reliance upon the exemption from registration contained in Section 4(a)(2) of the Securities Act for transactions not involving any public offering.

(2)
The value of the common stock awards was calculated based on the net asset value (“NAV”), of $9.91 per share as of July 31, 2018, which was the estimated NAV per share in effect on the grant date of the awards.

(3)	Messrs. Hines and Baughn, who are employees of Hines, receive no compensation for serving as members of our board of directors.

During 2018, we paid our independent directors an annual fee of $40,000, and a fee of $2,000 for each meeting of the board (or any committee thereof) attended in person. If a committee meeting was held on the same day as a meeting of our board of directors, each independent director received $1,500 for each committee meeting attended in person on such day. During 2018, we also paid each of our independent directors a fee of $750 for each board or committee meeting attended via teleconference. We continued to pay fees at these rates in 2019, with the exception that, effective May 23, 2019, our independent directors will be paid an annual fee of $50,000, which will be prorated for the remainder of 2019 and each of our independent directors will be paid a fee of $1,000 for each board or committee meeting attended via teleconference for the remainder of 2019.

We paid the following annual retainers (prorated for a partial term) to the Chairpersons of our board committees for 2018:

•	$7,500 to the Chairperson of the Conflicts Committee;

•	$10,000 to the Chairperson of the Audit Committee;

•	$5,000 to the Chairperson of the Compensation Committee;

•	$5,000 to the Chairperson of the Nominating and Corporate Governance Committee; and

•	$5,000 to the Chairperson of the Valuation Committee.

Effective May 23, 2019, the Lead Independent Director will be paid an annual retainer of $5,000 (prorated for a partial term).

All directors are reimbursed by us for reasonable out-of-pocket expenses incurred in connection with attendance at board or committee meetings.

Each independent director elected or reelected to the board (whether through a stockholder meeting or by directors to fill a vacancy on the board) will be granted $30,000 in restricted Class I shares on or about the date of election or reelection, which is an increase from the $5,000 in restricted Class I shares granted in previous years. These restricted Class I shares will fully vest on the earlier to occur of: (i) the first anniversary of the applicable grant date, subject to the independent director serving continuously as an independent director through and until the first anniversary of the applicable grant date; (ii) the termination of service as an independent director due to the independent director’s death or disability; or (iii) a change in control of the Company, subject to the independent director serving continuously through and until the date of the change in control of the Company.

EXECUTIVE OFFICERS

On May 23, 2019, our board of directors unanimously approved an executive succession plan (the “Succession Plan”) in connection with strategic changes within the global investment management platform of Hines. Hines informed our board of directors that it believes that such changes will best position Hines for long-term growth as one of the premier real estate firms in the world, and will enable Hines to continue providing best-in-class investment advisory and management services to the Company and its investors well into the future. Pursuant to the Succession Plan, the following leadership transitions have been approved by our board of directors:

•
CEO and President. Sherri W. Schugart will transition her role as CEO to Jeffrey C. Hines, who will also continue to serve as Chairman of our board of directors. Ms. Schugart also intends to transition her role and responsibilities as President once a successor has been identified and appointed by our board of directors. The effective date of these transitions is expected to be announced later this year. Following such effective date, Ms. Schugart is expected to remain as an executive advisor to our management and board of directors through July 2020 in order to ensure an orderly transition. She also currently intends to continue to serve as a director, CEO and President of Hines Global REIT and as Chairman of the Board and CEO of HMS Income Fund. In addition, Ms. Schugart intends to serve in certain management positions at other Hines-affiliated entities and funds through July 2020.

Except as noted below, the following leadership transitions took effect on June 30, 2019:

•
COO. Janice E. Walker has been appointed to serve in the newly-created role of COO of Hines Global. Ms. Walker is a Senior Managing Director - Investment Management at Hines and has been a senior member of the Company’s management and leadership team since its inception.

•
Chief Financial Officer (“CFO”). Ryan T. Sims has transitioned his role and responsibilities as CFO to J. Shea Morgenroth, who has served as our Chief Accounting Officer (“CAO”) and Treasurer since its inception. Mr. Sims is expected to remain as an executive advisor to our management and Board through December 2019 in order to ensure an orderly transition. He also currently intends to serve in certain management positions at other Hines-affiliated entities and funds through December 2019.

•
CAO and Treasurer. Mr. Morgenroth has transitioned his role and responsibilities as CAO and Treasurer to A. Gordon Findlay, who is a Vice President - Controller at Hines and has been involved with managing the accounting, financial reporting and SEC reporting functions since the inception of Hines Global.

•
General Counsel and Secretary. Jason P. Maxwell has been appointed to serve in the newly-created role of General Counsel and will also succeed Mr. Sims as our Secretary. Mr. Maxwell has served as Assistant Secretary and internal legal counsel for us since our inception.

•
CIO. In connection with his nomination to serve on our board of directors beginning after the 2019 annual meeting, David L. Steinbach is expected to transition his responsibilities as the Company’s CIO into three newly-created positions, each of which will have a specific geographic focus, further providing us with regionally-based expertise around the globe. These positions are expected to be announced later this year.

•
Asset Management Officer. Kevin L. McMeans has transitioned his responsibilities as Asset Management Officer to Ms. Walker as COO and Mr. Morgenroth as CFO, supported by three newly-created positions that we believe will allow us to continue to benefit from exceptional portfolio and asset management services with a geographically-specific focus. Mr. McMeans is expected to remain as an executive advisor to our management and board of directors through July 2020 in order to ensure an orderly transition. He also currently intends to continue to serve as the Asset Management Officer of Hines Global REIT, and in certain management positions at other Hines-affiliated entities and funds through July 2020. These three newly-created positions and the individuals who have been appointed to fill them are:

◦	Managing Director - Investments: Omar H. Thowfeek

◦	Head of Portfolio Management - Americas: John H. Harrison

◦	Head of Portfolio Management - Europe: Eleni Vakali

The changes and transitions described above are not the result of any disagreement with Hines Global regarding its operations, policies or practices.

In addition to Mr. Steinbach, who is listed under the heading, “Nominees for Our Board of Directors,” listed below are our current executive officers appointed by our board of directors to serve until our 2019 annual meeting of stockholders, or until a qualified successor has been duly elected and qualified. The business address of each of our executive officers is: c/o Hines Global Income Trust, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118.

Name and Title	Age	Experience
Sherri W. Schugart, President and CEO	53
Ms. Schugart joined Hines in 1995. Ms. Schugart has served as President and CEO for us and for the general partner of our Advisor since August 2013. Ms. Schugart also has served as President and CEO for Hines Global REIT and for the general partner of its Advisor since March 2013. In February 2016, Ms. Schugart was appointed a member of Hines’ Executive Committee. In these roles, Ms. Schugart has been responsible for the overall management of each funds’ business strategy and operations in the U.S. and internationally. Since March 2013, Ms. Schugart has served as the CEO of HMS Income Fund and HMS Adviser GP LLC, the general partner of the adviser to HMS Income Fund. Additionally, in February 2014, Ms. Schugart was appointed as the Chairperson of the board of directors of HMS Income Fund. Ms. Schugart also served as President of HMS and the general partner of its adviser from March 2013 until June 2019. Ms. Schugart also served as President and CEO for Hines REIT, the general partner of its Advisor and the Core Fund from March 2013 through the liquidation and dissolution of Hines REIT in August 2018 and the Core Fund in December 2018. Prior to March 2013, Ms. Schugart had served as the COO for Hines Global REIT and the general partner of its advisor and as the COO of Hines REIT, the general partner of its advisor and the Core Fund since November 2011. In these roles, Ms. Schugart was responsible for the execution of each entity’s business plan and oversight of day-to-day business operations, including issues related to portfolio strategy, asset management and all other operational and financial matters of each entity. Ms. Schugart also served as CFO for Hines Global REIT and the general partner of its advisor from inception in December 2008 through October 2011. Ms. Schugart also served as the CFO for Hines REIT and the general partner of its advisor from August 2003 through October 2011 and as the CFO of the Core Fund from July 2004 through October 2011. In these roles, her responsibilities included oversight of financial and portfolio management, equity and debt financing activities, investor relations, accounting, financial reporting, compliance and administrative functions in the U.S. and internationally. She has also been a Senior Managing Director of the general partner of Hines since October 2007 and has served as a director of the Dealer Manager since August 2003. Prior to holding these positions, she was a Vice President in Hines Capital Markets Group raising equity and debt financing for various Hines investment vehicles in the U.S. and internationally. Ms. Schugart has been responsible for arranging and managing more than $10 billion in equity and debt for Hines’ public and private investment funds. Prior to joining Hines, Ms. Schugart spent eight years with Arthur Andersen LLP, where she served both public and private clients in the real estate, construction, finance and banking industries. She holds a Bachelor of Business Administration degree in Accounting from Southwest Texas State University.

Name and Title	Age	Experience
Janice E. Walker, COO	46
Ms. Walker has served as COO for us and the general partner of our Advisor since June 2019. Ms. Walker joined Hines in February 2005 and is a Senior Managing Director - Investment Management at Hines, a position she has held since June 2018. Prior to that she served as a Managing Director- Investment Management at Hines since July 2012. In her positions, Ms. Walker will be responsible for the execution of our business plan and operations, including real estate investments and portfolio strategy. Ms. Walker has served as President of HMS Income Fund and the general partner of its advisor since June 2019. Since July 2017, Ms. Walker has served as the CEO and President of Hines Realty Income Fund LLC, a commingled discretionary closed-end fund with a real estate debt investment strategy. Ms. Walker has been responsible for portfolio management for us since July 2013 and for Hines Global REIT since December 2008. Ms. Walker was previously responsible for portfolio management for Hines REIT and the Core Fund from 2005 through the liquidation and dissolution of Hines REIT and the Core Fund in August 2018 and December 2018, respectively. She has also been responsible for the procurement of debt for asset acquisitions, as well as corporate financing, and has originated over $5 billion for the benefit of the previously mentioned funds. Prior to joining Hines, Ms. Walker had extensive acquisitions and asset management experience at a global hospitality firm. She began her career at Arthur Andersen LLP where she was a manager in the audit practice. Ms. Walker received a B.B.A. and M.S.A. in Accounting from Texas Tech University.

J. Shea Morgenroth, CFO	44
Mr. Morgenroth has served as CFO for us and the general partner of our Advisor since June 2019. Mr. Morgenroth joined Hines in October 2003 and is a Senior Vice President - Controller and the CFO of Investment Management at Hines, a position he has held since April 2019. Prior to that, he was a Vice President - Controller for Hines since July 2012. Mr. Morgenroth also has served as the CFO of Hines Global REIT and the general partner of HGALP since June 2019. Mr. Morgenroth served as CAO and Treasurer for Hines Global and the general partner of the Advisor from July 2013 until June 2019. From November 2011, Mr. Morgenroth served as CAO and Treasurer for Hines Global REIT and the general partner of HGALP. Mr. Morgenroth also served as CAO and Treasurer of Hines REIT and the general partner of HALP from November 2011 through the liquidation and dissolution of Hines REIT in August 2018. In these roles, Mr. Morgenroth has been responsible for the oversight of the treasury, accounting, financial reporting and SEC reporting functions, as well as the Sarbanes-Oxley compliance program in the U.S. and internationally. Prior to his appointment as CAO and Treasurer for Hines Global REIT, Mr. Morgenroth served as a Senior Controller for Hines Global REIT and the general partner of HGALP from December 2008 until November 2011 and for Hines REIT and the general partner of HALP from January 2008 until November 2011 and as a Controller for Hines REIT and the general partner of HALP from October 2003 to January 2008. In these roles, he was responsible for the management of the accounting, financial reporting and SEC reporting functions. Prior to joining Hines, Mr. Morgenroth was a manager in the audit practices of Arthur Andersen LLP and Deloitte & Touche LLP, serving clients primarily in the real estate industry. He holds a B.B.A. in Accounting from Texas A&M University and is a Certified Public Accountant.

Name and Title	Age	Experience
A. Gordon Findlay, CAO and Treasurer	44
Mr. Findlay has served as CAO and Treasurer for us and the general partner of our Advisor since June 2019. Mr. Findlay joined Hines in November 2006. Mr. Findlay has served as a Vice President - Controller for Hines since October 2016 and served as a Senior Controller for Hines from 2012 until October 2016. In these roles, he has been involved with managing the accounting, financial reporting and SEC reporting functions related to Hines Global, Hines Global REIT, and Hines REIT. Mr. Findlay has served as CAO and Treasurer of Hines Global REIT and the general partner of HGALP since June 2019. Prior to joining Hines, Mr. Findlay spent six years in the audit practice of Ernst & Young LLP, serving public and private clients in various industries. He holds a B.B.A. in Accounting from University of Houston - Downtown and is a Certified Public Accountant.

Jason P. Maxwell, General Counsel and Secretary	46
Mr. Maxwell has served as General Counsel and Secretary of us and the general partner of our Advisor since June 2019. Mr. Maxwell joined Hines in June 2006 and has served as Senior Vice President - Legal and Co-Head of Legal at Hines since May 2019. Prior to that, he was a Vice President - Legal for Hines since September 2016 and is also the General Counsel of HALP, a position he has held since January 2014 (prior to that, he held the title of Corporate Counsel of Hines and HALP from May 2006 through December 2013). In his role at Hines, Mr. Maxwell created and leads the internal legal function for HALP and provides legal services to us, Hines Global REIT, HMS Income Fund and many of their affiliated entities as well as serving as Assistant or Corporate Secretary to several of such entities. Mr. Maxwell has served as the General Counsel and Secretary of Hines Global REIT, the general partner of HGALP and HMS Income Fund since June 2019. Since August 2015, he has also served as the Chief Compliance Officer of HMS Income Fund, and its registered investment adviser, HMS Adviser LP. Among his other responsibilities, Mr. Maxwell provides corporate governance and general compliance guidance for the previously mentioned funds’ boards of directors. Prior to joining Hines, Mr. Maxwell was a partner in the law firm of Locke Liddell & Sapp LLP (n/k/a Locke Lord) where he practiced corporate and securities law. He graduated from the University of Miami with a B.B.A. in Finance and holds a J.D. from Georgetown University Law Center. He is a member of the State Bar of Texas.

EXECUTIVE COMPENSATION

We have no employees. Our day-to-day management functions are performed by our Advisor and its affiliates. All of our executive officers are employed by and receive compensation from our Advisor or its affiliates, for all of their services to the Hines organization, including their service as our executive officers. The compensation received by our executive officers is not paid or determined by us, but rather by our Advisor or affiliates of our Advisor based on all the services provided by these individuals to the Hines organization, including us. As a result, we do not have and our compensation committee has not considered, a compensation policy or program for our executive officers and have not included a “Compensation Discussion and Analysis,” or “Compensation Committee Report” in this proxy statement. See “Certain Relationships and Related Transactions” below for a discussion of fees and expenses payable to our Advisor and its affiliates.

STOCK OWNERSHIP BY DIRECTORS,
EXECUTIVE OFFICERS AND CERTAIN STOCKHOLDERS

Ownership

The following table shows, as of June 30, 2019, the amount of our common stock beneficially owned (unless otherwise indicated) by (1) any person who is known by us to be the beneficial owner of more than 5% of our outstanding common stock, (2) our directors, (3) our executive officers, and (4) all of our directors and executive officers as a group. Except as otherwise indicated, all shares are owned directly, and the owner of such shares has the sole voting and investment power with respect thereto.

		Common Stock Beneficially Owned (2)
Name of Beneficial Owner (1)	Position	Number of Shares of Common Stock		Percentage of Class
Jeffrey C. Hines	Chairman of the Board	225,008	(3)(4)	*
Humberto “Burt” Cabañas	Independent Director	16,211		*
Dougal A. Cameron	Independent Director	1,023		*
John O. Niemann, Jr.	Independent Director	22,273		*
Charles M. Baughn	Director	14,718		*
Sherri W. Schugart	President and CEO	22,168		*
David L. Steinbach	Chief Investment Officer	5,536		*
J. Shea Morgenroth	CFO	4,651		*
Janice E. Walker	COO	5,539		*
A. Gordon Findlay	CAO and Treasurer	—		*
Jason P. Maxwell	General Counsel and Secretary	—		*
All directors and executive officers as a group		317,127		0.5%

*    Amount represents less than 1%

(1)	The address of each person listed is c/o Hines Global Income Trust, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6618.

(2)
For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Exchange Act, pursuant to which a person is deemed to have “beneficial ownership” of shares of our stock that the person has the right to acquire within 60 days. For purposes of computing the percentage of outstanding shares of the Company’s stock held by each person or group of persons named in the table, any shares that such person or persons have the right to acquire within 60 days of June 30, 2019 are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other persons.

(3)
Includes all common shares owned directly by Hines Global REIT II Investor Limited Partnership. Mr. Hines is deemed to be the beneficial owner of the shares owned by Hines Global REIT II Investor Limited Partnership.

(4)
This amount does not include the (i) 21,111 OP Units in the Operating Partnership owned by Hines Global REIT II Associates Limited Partnership and (ii) the Special OP Units owned by the Advisor. Mr. Hines and Gerald D. Hines indirectly own and/or control Hines Global REIT II Associates Limited Partnership and the Advisor. Limited partners in the Operating Partnership may request repurchase of their OP Units for cash or, at our option, shares of common stock. The holder of the Special OP Units is entitled to the performance participation allocation described in “Certain Relationships and Related Party Transactions” below.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors and executive officers of companies with a class of equity securities registered pursuant to Section 12 of the Exchange Act to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the SEC. These persons are required by SEC regulations to furnish the issuer of such securities with copies of all Section 16 forms that they file with the SEC.

Based solely on our review of the copies of the forms received by us or written representations from certain reporting persons, we believe that in 2018 our directors and executive officers complied with all filing requirements under Section 16(a) of the Exchange Act.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Our Advisor

We do not have employees. Subject to the supervision of our board of directors, our day-to-day operations are conducted by our Advisor in accordance with the Advisory Agreement. Our Advisor is an affiliate of Hines and is wholly-owned, indirectly, by, or for the benefit of, the Chairman of our board of directors, Jeffrey C. Hines, and his father, Gerald D. Hines. All of our executive officers are employed by, and all of our executive officers actively participate in, the management of our Advisor and its affiliates. Jeffrey C. Hines serves as the Chairman of the Managers of the general partner of our Advisor and Charles M. Baughn serves as a Manager of the general partner of our Advisor.

Our executive officers have control and primary responsibility for the management decisions of our Advisor, including the acquisition and disposition of investment properties recommended to our board of directors, the negotiations for these transactions, and oversight of the property management and leasing of properties we own. On December 6, 2018, our Advisory Agreement was amended to extend the initial term through December 31, 2018. On December 13, 2018, our Advisory Agreement was renewed and has a term ending December 31, 2019, and may be renewed for an unlimited number of successive periods (up to one year at a time) upon the mutual consent of the parties. Renewals of the agreement must be approved by the Conflicts Committee. The Advisory Agreement may be terminated:

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immediately by us (i) in the event our Advisor commits fraud, criminal conduct, willful misconduct or negligent breach of fiduciary duty, (ii) upon the bankruptcy of our Advisor or its involvement in similar insolvency proceedings or (iii) in the event of a material breach of the Advisory Agreement by our Advisor that remains uncured after 10 days’ written notice;

•	without cause or penalty by us or by our Advisor upon 60 days’ written notice; or

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immediately by our Advisor upon our bankruptcy or involvement in similar insolvency proceedings or any material breach of the Advisory Agreement by us that remains uncured after 10 days’ written notice.

Our Advisor and its affiliates receive compensation and are reimbursed for certain expenses in connection with services provided to us. These payments are summarized below. In the event the Advisory Agreement is terminated, our Advisor will be paid all earned, accrued and unpaid compensation and expense reimbursements within 30 days. Upon termination, we may also be obligated to purchase certain ownership interests in the Operating Partnership owned by our Advisor or other affiliates of Hines under certain circumstances.

The following summarizes the fees payable to our Advisor:

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Effective as of December 6, 2017, our Advisor agreed to advance all of our organization and offering costs related to our second public offering of shares of our common stock (the “Follow-On Offering”) through December 31, 2018. We will reimburse our Advisor for all such advanced expenses as well as any organization and offering costs incurred by our Advisor related to our initial public offering of shares of our common stock (the “Initial Offering”) ratably through December 31, 2023 to the extent cumulative organization and offering costs do not exceed an amount equal to 2.5% of gross offering proceeds from our public offerings. Following December 31, 2023, we will reimburse our Advisor for any organization and offering costs that it incurs on our behalf as and when incurred, to the extent that aggregate reimbursements to our Advisor for cumulative organization and offering costs do not exceed an amount equal to 2.5% of the gross offering proceeds from our public offerings. The total reimbursement related to organization and offering costs, selling commissions, dealer manager fees and the distribution and stockholder servicing fees related to a particular public offering may not exceed 15.0% of gross proceeds from the offering. For the year ended December 31, 2018, our Advisor incurred $3.3 million in organization and offering costs.

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Our Advisor also receives asset management fees of 0.0625% per month of the cost of our real estate investments at the end of each month; provided that, with respect to real estate investments included in the most recent determination of our NAV per share, the asset management fees will be equal to 0.0625% per month of the most recently determined value of such real estate investments at the end of each month. The asset management fee cannot exceed an amount equal to 1/12th of 1.25% of our NAV at the end of each applicable month. Additionally, the asset management fee can be paid, at our Advisor’s election, in cash, Class I shares or Class I OP Units in the Operating Partnership. Our Advisor earned $5.0 million in asset management fees during the year ended December 31, 2018.

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We will reimburse our Advisor for all expenses paid or incurred by our Advisor in connection with the services provided to us, subject to the limitation that we will not reimburse our Advisor for any amount by which our operating expenses (including the asset management fee and the performance participation allocation) at the end of the four preceding fiscal quarters exceeds the greater of: (A) 2.0% of our average invested assets, or (B) 25.0% of our net income determined without reduction for any additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of our assets for that period (the “2%/25% Limitation”). In 2018, these limits were not exceeded. In 2018, our Advisor incurred $2.3 million in expenses, such as general and administrative expenses, on our behalf, which were reimbursed by us. See “Hines – Property Management and Leasing Agreements” below for additional information concerning expense reimbursements to Hines.

We also agreed to indemnify our Advisor against losses it incurs in connection with its performance of its obligations under the Advisory Agreement, subject to terms and conditions in the Advisory Agreement.

Through its ownership of the Special OP Units of the Operating Partnership, our Advisor also holds a performance participation interest in the Operating Partnership that entitles it to receive an allocation of the Operating Partnership’s total return to its capital account. Total return is defined as distributions paid or accrued plus the change in NAV for the applicable period. Under the limited partnership agreement of the Operating Partnership, the annual total return will be allocated solely to our Advisor after the other unit holders have received a total return of 5% (after recouping any loss carryforward amount) and such allocation will continue until the allocation between our Advisor and all other unit holders is equal to 12.5% and 87.5% respectively. Thereafter, our Advisor will receive an allocation of 12.5% of the annual total return. The allocation of the performance participation interest is ultimately determined at the end of each calendar year, so long as the Advisory Agreement has not been terminated, and will be paid in cash or Class I OP Units of the Operating Partnership, at the election of our Advisor. For the year ended December 31, 2018, our Advisor earned a performance participation allocation of $6.0 million.

The Dealer Manager

The table below summarizes the fees payable to the Dealer Manager effective as of December 6, 2017, the effective date of the Restructuring, with respect to the sale of Follow-on Offering shares. The upfront selling commissions and dealer manager fees are each a percentage of the gross offering proceeds of the shares sold in the primary offering. No upfront selling commissions or dealer manager fees are payable with respect to shares issued under our distribution reinvestment plan.

	Class T Shares	Class S Shares	Class D Shares	Class I Shares
Selling Commission	3.0%	3.5%	None	None
Dealer Manager Fee	0.5%	None	None	None
Ongoing Distribution and Stockholder Servicing Fees (as a percentage of the aggregate NAV of the outstanding shares of each class of common stock)	1.0%	1.0%	0.25%	None

During the year ended December 31, 2018:

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the Dealer Manager earned approximately $0.1 million in dealer manager fees, which excludes the amount paid to the Dealer Manager by our Advisor, a portion of which the Dealer Manager re-allowed to participating broker dealers;

•	the Dealer Manager earned approximately $0.8 million in selling commissions, all of which the Dealer Manager re-allowed to participating broker dealers; and

•	the Dealer Manager earned approximately $2.0 million in distribution and stockholder servicing fees, all of which the Dealer Manager re-allowed to participating broker dealers.

Hines

Property Management and Leasing Agreements

Hines or its affiliates manage the properties in which we invest. When we acquire properties directly, we expect that we will pay Hines property management fees, leasing fees, tenant construction fees and other fees customarily paid to a property manager. Hines is wholly-owned by Jeffrey C. Hines and his father, Gerald D. Hines.

During the year ended December 31, 2018, Hines earned the following approximate amounts pursuant to property management agreements under which Hines manages some of our properties:

•	$1.1 million in property management fees;

•	$0.9 million in leasing commissions and construction management fees; and

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$2.2 million for all costs Hines incurred in providing property management and leasing services pursuant to the property management and leasing agreements. Included in this reimbursement of operating costs are the cost of personnel and overhead expenses related to such personnel located at the property as well as off-site personnel located in Hines’ headquarters and regional offices, to the extent the same relate to or support the performance of Hines’ duties under the agreements.

Credit Facilities with Hines

On December 15, 2014, we entered into a credit facility with Hines (the “Hines Credit Facility”) with a maximum principal amount of $75.0 million with interest and payment terms similar to the Restated Hines Credit Facility described below. The Hines Credit Facility had a maturity date of December 15, 2017. We terminated the Hines Credit Facility on October 2, 2017 and subsequently on October 2, 2017, the Operating Partnership entered into an uncommitted loan agreement with Hines for a maximum principal amount of $240.0 million (the “Restated Hines Credit Facility”). The Restated Hines Credit Facility was subsequently amended on November 30, 2017 to reduce the maximum principal amount to $75.0 million and further amended in December 2018 to extend the maturity date as described below. Interest on each advance under the Restated Hines Credit Facility is charged monthly at a variable rate, which is (i) Hines’ then-current borrowing rate under its revolving credit facility or (ii) if the Operating Partnership enters into a revolving credit facility (“the OP Facility”), the rate under such facility. Each advance under the Restated Hines Credit Facility must be repaid within six months, subject to 1 six-month extension at the option of the Operating Partnership and subject to the satisfaction of certain conditions. Effective as of December 13, 2018, the Restated Hines Credit Facility will terminate on the earlier of (a) the termination of the availability period as determined by Hines at its discretion (which will not impact the maturity date of any outstanding or previously approved advance under the loan agreement); (b) December 31, 2019; and (c) the date Hines accelerates the repayment of the loan agreement pursuant to any event of default.

Notwithstanding that each advance under the Restated Hines Credit Facility matures six months after it is made, the Operating Partnership is required to repay each advance with any capital raised, unless the Operating Partnership enters into a revolving credit facility, at which point the Operating Partnership may use such proceeds from its public offering to repay the OP Facility, if any, prior to repaying any advances under the Restated Hines Credit Facility. The Restated Hines Credit Facility also permits voluntary prepayment of principal and accrued interest.

The Restated Hines Credit Facility requires the maintenance of certain financial covenants beginning the earlier of (a) September 30, 2018 or (b) the effective date of the OP Facility, if any, which includes covenants concerning indebtedness to total asset value. In addition, the Restated Hines Credit Facility contains customary affirmative and negative covenants, which, among other things, prohibit us and the Operating Partnership from: (i) merging with other companies or changing ownership interest; (ii) selling all or substantially all of our assets or properties; and (iii) if in default under the loan agreement, paying distributions to our stockholders other than as required to maintain our status as a real estate investment trust. The Restated Hines Credit Facility also requires us to deliver to Hines certain quarterly and annual financial information.

For the year ended December 31, 2018, we made draws of $90.5 million and made payments of $46.7 million under the Restated Hines Credit Facility, resulting in a $55.0 million outstanding balance on December 31, 2018. Additionally, we incurred an aggregate of $0.9 million in interest expense for the year ended December 31, 2018 under the Restated Hines Credit Facility.

Ownership Interests

The Operating Partnership

On July 31, 2013, we formed the Operating Partnership. Hines Global REIT II Associates Limited Partnership made an initial investment of $190,000 in limited partnership interests of the Operating Partnership and owned less than a 0.1% limited partnership interest in the Operating Partnership as of June 1, 2019. Our Advisor owns the Special OP Units in the Operating Partnership, as described above in Certain Relationships and Related Transactions.

Policies and Procedures for Review of Related Party Transactions

Potential conflicts of interest exist among us, Hines, our Advisor and other affiliates of Hines in relation to our existing agreements and how we will operate. Currently, three of our five directors are independent directors, and each of our independent directors, serve on the Conflicts Committee of our board of directors. The Conflicts Committee reviews and approves all matters that our board of directors believes may involve conflicts of interest.

In order to reduce the effect of certain potential conflicts of interest, our Charter contains a number of restrictions relating to transactions we enter into with Hines, our Advisor, any of our directors and their respective affiliates. These restrictions include, among others, the following:

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Except as otherwise permitted in our Charter, we will not engage in transactions with Hines, our Advisor, any of our directors or their respective affiliates unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approve such transactions as fair and reasonable to us and on terms and conditions not less favorable to us than those available from unaffiliated third parties.

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We will not purchase a property from Hines, our Advisor, any of our directors or their respective affiliates without a determination by a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction that the transaction is fair and reasonable to us and at a price no greater than the cost of the property to Hines, our Advisor, any of our directors or their respective affiliates, unless there is substantial justification for any amount that exceeds such cost and such excess amount is determined to be reasonable. In all cases where assets are acquired from Hines, our Advisor, any of our directors or their respective affiliates, the fair market value of such assets will be determined by an independent expert selected by our independent directors. In no event will we acquire any property from Hines, our Advisor, any of our directors or their respective affiliates at a price that exceeds the appraised value of the property; provided that in the case of a development, redevelopment or refurbishment project that we agree to acquire prior to completion of the project, the appraised value will be based upon the completed value of the project as determined at the time the agreement to purchase the property is entered into. We will not sell or lease a property to Hines, our Advisor, any of our directors or their respective affiliates unless a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction determine the transaction is fair and reasonable to us. Even following these procedures, Hines and its affiliates (including our officers and directors) may make substantial profits in connection with the acquisition or sale of properties from other investment vehicles sponsored by Hines, our Advisor, any of our directors or their respective affiliates.

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We will not enter into joint ventures with Hines, our Advisor, any of our directors or their respective affiliates, unless a majority of our directors, including a majority of our independent directors, not otherwise interested in the transaction approves such transaction as being fair and reasonable to us and determines that our investment is on terms substantially similar to the terms of third parties making comparable investments.

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We will not make any loan to Hines, our Advisor, any of our directors or their respective affiliates except in the case of loans to our wholly owned subsidiaries and loans in which an independent expert has appraised the underlying asset. Any loans to us by Hines, our Advisor, any of our directors or their respective affiliates must be approved by a majority of our directors, including a majority of the independent directors, not otherwise interested in the transaction as fair, competitive and commercially reasonable, and on terms no less favorable to us than loans between unaffiliated parties under the same circumstances.

PROPOSAL TWO:
RELATIONSHIP WITH INDEPENDENT
REGISTERED PUBLIC ACCOUNTING FIRM

Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively “Deloitte & Touche”) serve as our principal accounting firm. Deloitte & Touche audited our financial statements for the years ended December 31, 2018 and 2017. Deloitte & Touche reports directly to our Audit Committee.

Fees

Deloitte & Touche’s aggregate fees billed to us for the fiscal years ended December 31, 2018 and 2017 are as follows:

	2018	2017
Audit Fees	$678,000	$640,000
Audit-Related Fees (1)	$68,400	$105,850
Tax Fees	$—	$—
All Other Fees	$—	$—
Total Fees	$746,400	$745,850
(1)    These fees primarily relate to internal control attestation consultations, accounting consultations and other attestation services.

Pre-approval Policies and Procedures

Our Audit Committee has adopted a pre-approval policy requiring the Audit Committee to pre-approve all audit and permissible non-audit services to be performed by Deloitte & Touche. In determining whether or not to pre-approve services, the Audit Committee will consider whether the service is a permissible service under the rules and regulations promulgated by the SEC, and, if permissible, the potential effect of such services on the independence of Deloitte & Touche. All services performed for us in 2018 were pre-approved or ratified by our Audit Committee.

AUDIT COMMITTEE REPORT

To the Directors of Hines Global Income Trust, Inc.:

We have reviewed Hines Global Income Trust, Inc.’s audited financial statements as of and for the year ended December 31, 2018 and discussed them with management and the Company’s independent registered public accounting firm.

We have discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board (“PCAOB”) Auditing Standard No.1301 “Communications with Audit Committees” (PCAOB AS 1301).

We have received and reviewed the written disclosures and the letter from the independent auditors required by applicable requirements of the PCAOB regarding the independent auditor’s communications with the audit committee concerning independence, and have discussed with the auditors the auditors’ independence. We have also considered whether the auditors’ provision of non-audit services to Hines Global Income Trust, Inc. and its affiliates is compatible with the auditors’ independence.

Based on the reviews and discussions referred to above, we recommended to the board of directors that the financial statements referred to above be included in Hines Global Income Trust, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2018.

Audit Committee

John O. Niemann, Jr., Chairman
Humberto “Burt” Cabañas
Dougal A. Cameron

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Deloitte & Touche acted as our independent registered public accounting firm to audit our books and records for the fiscal year ended December 31, 2018, and the Audit Committee has appointed Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2019. Ratification of the appointment of auditors requires a majority of the votes cast. Any shares not voted, by abstention, broker non-vote or by not submitting a proxy, have no impact on the vote.

Our board of directors unanimously recommends a vote “FOR” ratification of the appointment by our Audit Committee of Deloitte & Touche as our independent registered public accounting firm for the fiscal year ending December 31, 2019.

Although not required by law or our governance documents, we believe ratification of this appointment is good corporate practice because the audit of our books and records is a matter of importance to our stockholders. If our stockholders do not ratify the appointment, our Audit Committee will reconsider the appointment of Deloitte & Touche, but still may elect to retain them. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time if it determines that such a change would be in our best interest and the best interest of our stockholders.

Representatives of Deloitte & Touche are expected to be present at the annual meeting. They will have the opportunity to make a statement if they desire to do so and will be available to respond to questions from our stockholders.

OTHER MATTERS PRESENTED FOR ACTION AT THE 2019 ANNUAL MEETING

Our board of directors does not intend to present for action at the 2019 Annual Meeting any matter other than those specifically set forth in the Notice of Annual Meeting of Stockholders. If any other matter is properly presented for action at the meeting, it is the intention of persons named in the proxy to vote thereon in accordance with their discretionary authority conferred by the proxy.

STOCKHOLDER PROPOSALS FOR THE 2020 ANNUAL MEETING

Stockholder Proposals in the Proxy Statement. Rule 14a-8 under the Exchange Act addresses when a company must include a stockholder’s proposal in its proxy statement and identify the proposal in its form of proxy when the company holds an annual or special meeting of stockholders. Under Rule 14a-8, in order for a stockholder proposal to be considered for inclusion in the proxy statement and proxy card relating to our 2020 annual meeting of stockholders, the proposal must be received at our principal executive offices no later than March 12, 2020.

Stockholder Proposals and Nominations for Directors to Be Presented at Meetings. For any proposal that is not submitted for inclusion in our proxy material for the 2020 annual meeting of stockholders but is instead sought to be presented directly at that meeting, Rule 14a-4(c) under the Exchange Act permits our management to exercise discretionary voting authority under proxies it solicits unless we receive timely notice of the proposal in accordance with the procedures set forth in our bylaws. Under our current bylaws, for a stockholder proposal to be properly submitted for presentation at our 2020 annual meeting of stockholders, our Secretary must receive written notice of the proposal at our principal executive offices during the period beginning on February 11, 2020 and ending at 5:00 p.m., Central Time, on March 12, 2020 and must contain information specified in our bylaws, including:

•	the name and address of the proposing stockholder (and any beneficial owner on whose behalf the proposal is being made) as they appear on our books;

•	the number of shares of each class of Company stock owned beneficially and of record by the proposing stockholder (and the beneficial owner, if any);

•	as to each director nominee:

•	the name, age, business address, and residence address of the nominee;

•	the number of shares of each class of Company stock beneficially owned by the nominee;

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all other information relating to the nominee that is required under Regulation 14A under the Exchange Act to be disclosed in solicitations of proxies for election of directors in an election contest (even if an election contest is not involved); and

•	as to any other business that the stockholder proposes to bring before the meeting:

•	a brief description of the business to be brought before the meeting;

•	the reasons for conducting such business at the meeting; and

•	any material interest in such business that the proposing stockholder (and the beneficial owner, if any) may have.

All nominations must also comply with our Charter. All proposals should be sent via registered, certified or express mail to our Secretary at our principal executive offices at: Hines Global Income Trust, Inc., 2800 Post Oak Boulevard, Suite 5000, Houston, Texas 77056-6118, Attention: Jason P. Maxwell, General Counsel and Secretary (telephone: (888) 220-6121).

You may obtain a copy of our Charter and our bylaws, in which these procedures are set forth, upon written request to our Secretary at the address above.

By Order of the Board of Directors,

Jason P. Maxwell
General Counsel and Secretary

Houston, Texas
July 2, 2019

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice, Proxy Statement and Shareholder Letter are available at www.proxyvote.com/HGIT.

E82355-P27157

HINES GLOBAL INCOME TRUST, INC.
Annual Meeting of Shareholders
September 25, 2019 9:00 AM
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) Sherri W. Schugart and J. Shea Morgenroth, or either of them, as proxies, each with the power to appoint (his/her) substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of HINES GLOBAL INCOME TRUST, INC. that the shareholder(s) is/are entitled to vote at the annual meeting of shareholders to be held at 9:00 AM, local time on September 25, 2019, at the Uptown Room, located on the 2nd floor of Williams Tower, 2800 Post Oak Boulevard, Houston, Texas 77056, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting or any postponement or adjournment thereof.

Continued and to be signed on reverse side

HINES GLOBAL INCOME TRUST, INC.
2800 POST OAK BLVD, SUITE 5000
HOUSTON, TX 77056

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com/HGIT or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E82354-P27157

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

HINES GLOBAL INCOME TRUST, INC.

The Board of Directors recommends you vote FOR the following proposals:

	For All	Withhold All	For All Except
1. Elect five directors for one-year terms expiring in 2020 and until their successors are duly elected and qualify.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Jeffrey C. Hines
02) David L. Steinbach
03) Humberto Burt Cabañas
04) Dougal A. Cameron
05) John O. Niemann, Jr.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date